Exhibit 32.1

Written Statement of Chief Executive Officer

Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer of the Mohegan Tribal Gaming Authority (the “Authority”), hereby certifies that, to his knowledge, on the date hereof:

(a)	the Quarterly Report on Form 10-Q of the Authority for the quarter ended June 30, 2009 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Authority.

/s/ MITCHELL GROSSINGER ETESS
Mitchell Grossinger Etess
Chief Executive Officer,
Mohegan Tribal Gaming Authority
August 19, 2009

A signed original of this written statement required by Section 906 has been provided to the Authority and will be retained by the Authority and furnished to the Securities and Exchange Commission or its staff upon request.